As filed with the Securities and Exchange Commission on March 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SURFACE ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-5543980
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

50 Hampshire Street, 8th Floor

Cambridge, MA 02139

(Address of Principal Executive Offices)

Surface Oncology, Inc. 2018 Stock Option and Incentive Plan

Surface Oncology, Inc. 2018 Employee Stock Purchase Plan

(Full Title of the Plans)

J. Jeffrey Goater

Chief Executive Officer

Surface Oncology, Inc.

50 Hampshire Street, 8th Floor

Cambridge, MA 02139

(Name and address of agent for service)

(617) 714-4096

(Telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft, Esq.

Robert E. Puopolo, Esq.

Seo Salimi, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(6)
Common Stock, par value $0.0001 per share	1,628,281 (2)	$7.15 (3)	$11,642,209	$1,270
Common Stock, par value $0.0001 per share	407,070 (4)	$6.08 (5)	$2,474,986	$270
Total	2,035,351		$14,117,195	$1,540

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Represents an automatic annual increase on January 1, 2021 to the number of shares reserved for issuance under the 2018 Stock Option and Incentive Plan (the “2018 Plan”) pursuant to the terms of the 2018 Plan. Shares available for issuance under the 2018 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on April 23, 2018 (Registration No. 333-224403), a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 7, 2019 (Registration No. 333-230129) and a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 10, 2020 (Registration No. 333-237044).

(3)

The price of $7.15 per share, which is the average of the high and low sale prices of the Common Stock of the registrant as quoted on the Nasdaq Global Market on March 5, 2021, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price.

(4)

Represents an automatic annual increase on January 1, 2021 to the number of shares reserved for issuance under the 2018 Employee Stock Purchase Plan (the “2018 ESPP”) pursuant to the terms of the 2018 ESPP. Shares available for issuance under the 2018 ESPP were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on April 23, 2018 (Registration No. 333-224403), a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 7, 2019 (Registration No. 333-230129) and a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 10, 2020 (Registration No. 333-237044).

(5)

The price of $6.08 per share, which is 85% of the average of the high and low sale prices of the Common Stock of the registrant as quoted on the Nasdaq Global Market on March 5, 2021, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price. Pursuant to the 2018 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.

(6)	Calculated pursuant to Section 6(b) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2018 Stock Option and Incentive Plan and the 2018 Employee Stock Purchase Plan of Surface Oncology, Inc. (the “Registrant”) registers additional securities of the same class as other securities for which registration statements filed on Form S-8 (SEC File Nos. 333-224403, 333-230129 and 333-237044) of the Registrant are effective. Accordingly, the information contained in the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-224403) filed with the Securities and Exchange Commission on April  23, 2018, the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-230129) filed with the Securities and Exchange Commission on March 7, 2019 and the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-273044) filed with the Securities and Exchange Commission on March 10, 2020 are hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 23, 2018 (File No. 001-38459)).

4.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 23, 2018 (File No. 001-38459)).

4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-223877)).

4.4	Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated November 6, 2014, as amended on January 9, 2016 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-223877)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature page of this Registration Statement)

99.1	2018 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-223877)).

99.2	Form of Incentive Stock Option Agreement under the Registrant’s 2018 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-223877)).

99.3	Form of Non-Qualified Stock Option Agreement for Company Employees under Registrant’s 2018 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-223877)).

99.4	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the Registrant’s 2018 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-223877)).

99.5	Form of Restricted Stock Award Agreement under the Registrant’s 2018 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-223877)).

99.6	Form of Restricted Stock Unit Award Agreement for Company Employees under Registrant’s 2018 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-223877)).

99.7	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Registrant’s 2018 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-223877)).

99.8	2018 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-223877)).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Cambridge, Commonwealth of Massachusetts, on March 9, 2021.

SURFACE ONCOLOGY, INC.

By:	/s/ J. Jeffrey Goater
J. Jeffrey Goater
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Surface Oncology, Inc. (the “Company”), hereby severally constitute and appoint J. Jeffrey Goater and Daniel S. Lynch, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 9, 2021:

Signature	Title(s)	Date

/s/ J. Jeffrey Goater	Chief Executive Officer (Principal Executive Officer)	March 9, 2021
J. Jeffrey Goater

/s/ Jessica Fees	Senior Vice President, Finance (Principal Financial and Accounting Officer)	March 9, 2021
Jessica Fees

/s/ Daniel S. Lynch	Chair of the Board	March 9, 2021
Daniel S. Lynch

/s/ David S. Grayzel	Director	March 9, 2021
David S. Grayzel, M.D.

/s/ Geoffrey McDonough	Director	March 9, 2021
Geoffrey McDonough, M.D.

/s/ Armen B. Shanafelt	Director	March 9, 2021
Armen B. Shanafelt, Ph.D.

/s/ Elliott Sigal	Director	March 9, 2021
Elliott Sigal, M.D., Ph.D.

/s/ Laurie D. Stelzer	Director	March 9, 2021
Laurie D. Stelzer

/s/ Ramy Ibrahim	Director	March 9, 2021
Ramy Ibrahim, Ph.D.